Exhibit 99.1

PRA Health Sciences, Inc. Reports 4th Quarter and Full Year 2014 Results

and 2015 Guidance

•                  $323.8 million of service revenue in the fourth quarter; 8% consolidated service revenue growth compared to the fourth quarter of 2013

•                  $50.6 million of Adjusted EBITDA in the fourth quarter; 44% growth compared to the fourth quarter of 2013

•                  Fourth quarter Adjusted Net Income per share increased 35% to $0.35 per share and Adjusted Net Income increased 80% to $18.6 million compared to the fourth quarter of 2013

•                  Fourth quarter GAAP Net Loss per share was $0.45 and GAAP Net Loss was $22.8 million, which were driven by costs incurred in connection with the Company’s IPO and related pay-down of debt

Raleigh, NC, February 18, 2015 — PRA Health Sciences, Inc.  (“PRA” or the “Company”) (NASDAQ: PRAH) today reported its financial results for the fourth quarter ended December 31, 2014.

For the three months ended December 31, 2014, the Company’s service revenues were $323.8 million, which represents growth of 8%, or $25.0 million, compared to the fourth quarter of 2013 at actual foreign exchange rates.   On a constant currency basis, service revenue grew $29.7 million, representing growth of 10% compared to the fourth quarter of 2013.  The increase in service revenue is due largely to the increase in our opening backlog, the type of service we are providing on our active studies and the growth in new business awards as a result of higher demand for our services.

Net new business for the quarter ended December 31, 2014 was $388.4 million representing a book-to-bill ratio of 1.2 in the period. This net new business contributed to an ending backlog of $2.1 billion at December 31, 2014.

“I am very pleased with the progress made on our financial performance.  We have delivered strong revenue growth and bottom line results in line with our expectations, as well as, continued strength in net new business awards,” said Colin Shannon, PRA’s Chief Executive Officer.  “Following our initial public offering in November 2014, we have continued to maintain our momentum, which demonstrates the confidence our clients have in our ability to provide high quality project-based, embedded and functional outsourcing services.

“We remain focused on areas that will differentiate our services to our clients by continuing to strengthen our therapeutic expertise and enhance our medical informatics, as well as developing new capabilities that will allow us to provide broad and flexible services to our clients.”

Direct costs were $214.9 million during the three months ended December 31, 2014 compared to $205.1 million for the fourth quarter of 2013.  Direct costs were 66.4% of service revenue during the fourth quarter of 2014 compared to 68.6% of service revenue during the fourth quarter of 2013.  The decrease in direct costs as a percentage of service revenue is primarily related to our ability to leverage our billable staff and the successful integration of our acquisitions.

Selling, general and administrative expenses were $73.7 million during the three months ended December 31, 2014 compared to $65.1 million for the fourth quarter of 2013.  Selling, general and administrative costs were 22.8% of service revenue during the fourth quarter of 2014 compared to 21.8% of service revenue during the fourth quarter of 2013.  The increase in selling, general and administrative expenses is primarily related to one-time IPO-related expenses.  These payments were partially offset by a decrease in expenses as we realize synergies from our acquisitions and continue to leverage our selling and administrative functions.

Reported EBITDA on a GAAP basis was $17.4 million, representing a decrease of 17.2% compared to the fourth quarter of 2013.  The primary drivers of the decrease in reported EBITDA on a GAAP basis were $11.9 million of expenses related to our IPO and a $23.7 million loss from the extinguishment of a portion of our long-term debt attributable to a prepayment penalty incurred on our senior notes and the write-off of previously recorded unamortized debt issuance costs related to our first lien term loan and senior notes.  Adjusted EBITDA was $50.6 million for the three months ended December 31, 2014, representing growth of 43.6% compared to the fourth quarter of 2013.

Reported GAAP net loss was $22.8 million and reported GAAP diluted loss per share was $0.45 for the three months ended December 31, 2014, increases of 143% and 88%, respectively, when compared to the fourth quarter of 2013.  The increase in our GAAP net loss and our reported GAAP diluted loss per share were primarily driven by expenses related to our IPO discussed previously.

Adjusted Net Income was $18.6 million for the three months ended December 31, 2014, representing growth of 80.0% compared to the fourth quarter of 2013. Adjusted Net Income per share was $0.35 for the three months ended December 31, 2014, representing growth of 35% compared to the fourth quarter of 2013.

Foreign currency gains (losses) were a gain of $9.0 million for the three months ended December 31, 2014 compared to a loss of $4.7 million for the fourth quarter of 2013. Foreign exchange gains and losses are due to fluctuations in the U.S. dollar and the settling and revaluation of inter-company accounts.

Reconciliations of our non-GAAP measures, including Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share to the corresponding GAAP measures are attached to this press release.

Fiscal Year 2014

For the twelve months ended December 31, 2014, the Company’s service revenues were $1,266.6 million, which represents growth of 52%, or $433.7 million as compared to 2013 at actual foreign exchange rates.  On a constant currency basis, service revenue grew $435.5 million, also representing growth of 52% compared to 2013.  Reported GAAP income from operations was $56.8 million, reported GAAP net loss was $35.7 million and reported GAAP diluted loss per share was $0.83 for the twelve months ended December 31, 2014.  Adjusted Net Income was $55.7 million for the twelve months ended December 31, 2014, representing growth of 119% compared to 2013.  Adjusted Net Income per share was $1.26 for the twelve months ended December 31, 2014, representing growth of 107% compared to 2013.

Other

In November 2014, the Company completed its successful IPO of 19,523,255 shares of common stock for cash consideration of $18 per share.  The common stock is listed on the Nasdaq Global Select Market under the symbol “PRAH.”

2015 Guidance

For 2015, the Company expects to achieve service revenues between $1.35 billion and $1.4 billion, diluted GAAP earnings per share between $0.60 and $0.65 per share, diluted Adjusted Net Income per share of $1.35 to $1.45 per share, and annual effective income tax rate estimates at approximately 30%.  This financial guidance assumes the first of January foreign currency exchange rates.

Webcast & Conference Call Details

PRA will host a conference call at 9:00 a.m. EDT tomorrow to discuss its fourth quarter 2014 financial results. To participate, please dial +1 (887) 930-8062 or +1 (253) 336-7647 outside the United States approximately 15 minutes before the scheduled start of the call. The conference call ID for the call is 81129194.  The conference call will also be accessible, live via webcast, on the Investors section of the PRA website at www.prahs.com/investors. An archived replay of the conference call will be available online at www.prahs.com/investors.  In addition, an audio replay of the call will be available for one week following the call and can be accessed by dialing (855) 859-2056 within the United States or (404) 537-3406 outside the United States.  The replay ID is 81129194.

About PRA

PRA (NASDAQ: PRAH) is one of the world’s leading global contract research organizations, or CROs, by revenue, providing outsourced clinical development services to the biotechnology and pharmaceutical industries. PRA’s global clinical development platform includes more than 75 offices across North America, Europe, Asia, Latin America, South Africa, Australia and the Middle East and approximately 11,000 employees worldwide. Since 2000, PRA has performed approximately 2,300 clinical trials worldwide and has worked on more than 100 marketed drugs across several therapeutic areas. In addition, PRA has participated in the pivotal or supportive trials that led to U.S. Food and Drug Administration, or international regulatory approval of more than 45 drugs.

PRA has therapeutic expertise in areas that are among the largest in pharmaceutical development, including oncology, central nervous system, inflammation and infectious diseases. PRA believes that it provides its clients with one of the most flexible clinical development service offerings, which includes both traditional, project-based Phase I through Phase IV services, as well as embedded and functional outsourcing services. The Company has invested in medical informatics and clinical technologies designed to enhance efficiencies, improve study predictability, and provide better transparency to clients throughout their clinical development processes. To learn more about PRA, please visit www.prahs.com.

Internet Posting of Information: The Company routinely posts information that may be important to investors in the ‘Investors’ section of the Company’s website at www.prahs.com. The Company encourages investors and potential investors to consult the Company’s website regularly for important information about the Company.

Contact:	Linda Baddour, Executive Vice President and Chief Financial Officer or Mike Bonello, Senior Vice President and Corporate Controller at +1.919.786.8270

Forward-Looking Statements

This press release contains forward-looking statements that reflect, among other things, the Company’s current expectations and anticipated results of operations, all of which are subject to known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, market trends or industry results to differ materially from those expressed or implied by such forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may constitute forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words and expressions are intended to identify forward-looking statements. Actual results may differ materially from the Company’s expectations due to a number of factors, including that most of the Company’s contracts may be terminated on short notice, and that the Company may be unable to maintain large customer contracts or to enter into new contracts; the historical indications of the relationship of backlog to revenues may not be indicative of their future relationship; the market for the Company’s services may not grow as the Company expects; the Company may under price contracts or overrun its cost estimates, and if the Company is unable to achieve operating efficiencies or grow revenues faster than expenses, operating margins will be adversely affected; the Company may be unable to maintain information systems or effectively update them; customer or therapeutic concentration could harm the Company’s business; the Company’s business is subject to risks associated with international operations, including economic, political and other risks; government regulators or customers may limit the scope of prescription or withdraw products from the market, and government regulators may impose new regulations affecting the Company’s business; the Company may be unable to successfully develop and market new services or enter new markets; the Company’s failure to perform services in accordance with contractual requirements, regulatory standards and ethical considerations may subject it to significant costs or liability, damage its reputation and cause it to lose existing business or not receive new business; the Company’s services are related to treatment of human patients, and it could face liability if a patient is harmed; the Company has substantial indebtedness and may incur additional indebtedness in the future, which could adversely affect the Company’s financial condition; and other factors that are set forth in the Company’s filings with the Securities and Exchange Commission, including the final prospectus dated November 12, 2014 relating to the Company’s initial public offering. The Company undertakes no obligation to update any forward-looking statement after the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law.

Use of Non-GAAP Financial Measures

This press release includes Adjusted EBITDA, Adjusted Net Income and Adjusted Net Income per share, each of which are financial measures not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management believes that these measures are more indicative of our operating results as they exclude certain items whose fluctuation from period-to-period do not necessarily correspond to changes in the operating results of our business. As a result, management and our board of directors regularly use EBITDA and Adjusted EBITDA as a tool in evaluating our operating and financial performance and in establishing discretionary annual bonuses. Adjusted EBITDA is also the basis for covenant compliance EBITDA, which is used in certain covenants in the credit agreement governing our senior secured credit facilities and the indenture governing the senior notes. In addition, management believes that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) facilitate comparisons of our operating results with those of other companies by backing out of GAAP net income items relating to variations in capital structures (affecting interest expense), taxation, and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. We believe that EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) are frequently used by securities analysts, investors, and other interested parties in the evaluation of issuers, many of which also present EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) when reporting their results in an effort to facilitate an understanding of their operating results.

These non-GAAP financial measures have limitations as analytical tools, and you should not consider these measures in isolation, or as a substitute for analysis of our results as reported under GAAP.  Additionally, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) may not be comparable to similarly titled measures of other companies.

EBITDA represents net (loss) income before interest, taxes, depreciation and amortization.  Adjusted EBITDA and Adjusted Net Income (including diluted adjusted net income per share) represent EBITDA and net income (including diluted net income per share), respectively, adjusted to exclude management fees, stock-based compensation expense, loss on disposal of fixed assets, loss on modification or extinguishment of debt, foreign currency losses and gains, other (expense)  income, equity in losses of unconsolidated joint ventures, transaction and acquisition related costs, relocation costs, severance costs and restructuring charges, non-cash rent adjustments and other one-time charges.  Adjusted Net Income is also adjusted to exclude amortization of intangible assets and amortization of deferred financing costs.  EBITDA and Adjusted EBITDA are not measurements of our financial performance under GAAP and should not be considered as alternatives to net (loss) income or other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity.  EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP. Some of these limitations are:

•                  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;

•                  EBITDA and Adjusted EBITDA do not reflect our interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

•                  EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;

•                  EBITDA and Adjusted EBITDA do not reflect historical capital expenditures or future requirements for capital expenditures or contractual commitments;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements; and

•                  other companies in our industry may calculate EBITDA and Adjusted EBITDA differently, limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

			Successor
			Twelve	Successor	Predecessor
			Months	September 23,	January 1,
	Successor		Ended	2013 -	2013 -
	Three Months Ended December 31,		December 31,	December 31,	September 22
	2014	2013	2014	2013	2013

	(unaudited)

Revenue:
Service revenue	$323,759	$298,791	$1,266,596	$324,362	$508,539
Reimbursement revenue	46,204	50,851	192,990	54,854	103,531
Total revenue	369,963	349,642	1,459,586	379,216	612,070
Operating expenses:
Direct costs	214,943	205,076	859,218	222,776	304,102
Reimbursable out-of-pocket costs	46,204	50,851	192,990	54,854	103,531
Selling, general and administrative	73,689	65,140	253,970	69,730	142,880
Transaction-related costs	—	1,935	—	29,180	47,486
Depreciation and amortization	23,424	21,960	96,564	25,333	25,144
(Gain) loss on disposal of fixed assets, net	(4)	—	5	—	225
Income (loss) from operations	11,707	4,680	56,839	(22,657)	(11,298)
Interest expense, net	(18,329)	(21,812)	(81,939)	(23,703)	(32,719)
Loss on modification or extinguishment of debt	(23,652)	(1,586)	(25,036)	(7,211)	(21,678)
Foreign currency gains (losses), net	8,979	(4,662)	10,538	(4,117)	(3,641)
Other (expense) income, net	(2,024)	1,232	(2,254)	1,180	(530)
Loss before income taxes and equity in losses of unconsolidated joint ventures	(23,319)	(22,148)	(41,852)	(56,508)	(69,866)
Benefit from income taxes	(1,535)	(13,389)	(8,154)	(17,186)	(22,079)
Loss before equity in losses of unconsolidated joint ventures	(21,784)	(8,759)	(33,698)	(39,322)	(47,787)
Equity in losses of unconsolidated joint ventures, net of tax	(1,036)	(621)	(2,044)	(621)	(603)
Net loss	$(22,820)	$(9,380)	$(35,742)	$(39,943)	$(48,390)
Net loss per share attributable to common shareholders:
Basic	$(0.45)	$(0.24)	$(0.83)	$(1.02)	$(1.22)
Diluted	$(0.45)	$(0.24)	$(0.83)	$(1.02)	$(1.22)
Weighted average common shares outstanding:
Basic	50,684	39,337	42,897	39,337	39,643
Diluted	50,684	39,337	42,897	39,337	39,643

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,
	2014	2013

ASSETS

Current assets:
Cash and cash equivalents	$85,192	$72,155
Restricted cash	6,337	8,760
Accounts receivable and unbilled services, net	338,781	294,984
Acquisition-related receivables	—	15,851
Prepaid expenses and other current assets	32,719	27,222
Income taxes receivable	4,466	9,798
Deferred tax assets	23,673	29,224
Total current assets	491,168	457,994
Fixed assets, net	72,933	75,827
Goodwill	1,033,543	1,099,081
Intangible assets, net	600,910	699,791
Deferred tax assets	888	1,026
Investment in unconsolidated joint ventures	1,213	3,246
Deferred financing fees	27,496	41,373
Other assets	12,370	16,396
Total assets	$2,240,521	$2,394,734

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of borrowings under credit facilities	$—	$10,000
Current portion of long-term debt	—	8,900
Accounts payable	39,100	27,686
Accrued expenses and other current liabilities	116,088	119,204
Income taxes payable	14,131	7,169
Deferred tax liabilities	154	416
Advance billings	296,121	295,889
Total current liabilities	465,594	469,264
Deferred tax liabilities	109,030	185,591
Long-term debt, net	948,537	1,245,812
Other long-term liabilities	40,545	26,732
Total liabilities	1,563,706	1,927,399
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 1,000,000,000 authorized shares at December 31, 2014 and December 31, 2013; 59,808,888 and 40,268,017 issued and outstanding at December 31, 2014 and December 31, 2013, respectively	598	403
Additional paid-in-capital	821,411	490,006
Accumulated other comprehensive (loss) income	(69,509)	16,869
Accumulated deficit	(75,685)	(39,943)
Total stockholders’ equity	676,815	467,335
Total liabilities and stockholders’ equity	$2,240,521	$2,394,734

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Successor	Successor	Predecessor
	January 1, 2014 -	September 23, 2013 -	January 1, 2013 -
	December 31, 2014	December 31, 2013	September 22, 2013

Cash flows from operating activities:
Net loss	$(35,742)	$(39,943)	$(48,390)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	96,564	25,333	25,144
Amortization of debt issuance costs	5,737	1,608	1,916
Stock-based compensation	3,467	132	24,609
Unrealized foreign currency (gains) losses	(12,149)	2,057	1,178
Loss on modification or extinguishment of debt	10,785	7,211	16,880
Loss on disposal of fixed assets	5	—	225
Change in acquisition-related contingent consideration	504	(1,103)	414
Equity in losses of unconsolidated joint ventures	2,044	795	807
Unrealized loss on derivatives	1,731	—	—
Allowance for doubtful accounts	976	51	136
Other reconciling items	—	(120)	(252)
Deferred income taxes	(37,231)	(21,980)	(29,215)
Changes in operating assets and liabilities:
Accounts receivable, unbilled services, and advanced billings	(46,517)	42,241	(681)
Other operating assets and liabilities	32,573	(40,221)	56,437
Net cash provided by (used in) operating activities	22,747	(23,939)	49,208
Cash flows from investing activities:
Purchase of fixed assets	(27,323)	(4,910)	(14,806)
Acquisition of PRA Holdings, Inc., net of cash acquired	—	(667,441)	—
Acquisition of RPS Parent Holding Corp, net of cash acquired	—	(268,740)	—
Acquisition of CRI Lifetree, net of cash acquired	—	(77,868)	—
Acquisition of ClinStar LLC, net of cash acquired	—	—	(40,774)
Proceeds from RPS working capital settlement	15,000	—	—
Proceeds from CRI working capital settlement	851	—	—
Payment of amounts held in escrow	(787)	—	—
Investment in unconsolidated joint ventures	—	—	(4,609)
Proceeds from the sale of fixed assets	—	—	10
Net cash used in investing activities	(12,259)	(1,018,959)	(60,179)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of debt issuance costs withheld	—	1,263,443	93,246
Payment of debt discount	—	(8,250)	—
Payments for debt issuance costs	—	(48,957)	(1,030)
Repayment of long-term debt	(308,775)	(567,063)	(1,912)
Borrowings on line of credit	105,000	50,000	10,000
Repayments of line of credit	(115,000)	(40,000)	(10,000)
Proceeds from common stock issued, net of underwriters discount	333,950	470,400	—
Payment for common stock issuance costs	(5,325)	—	—
Proceeds from stock option exercises	33	—	105
Dividends paid	—	(4,346)	(127,280)
Principal repayments of fixed assets purchased under a financing agreement	—	(186)	(396)
Payment of acquisition-related contingent consideration	(1,589)	—	—
Net cash provided by (used in) financing activities	8,294	1,115,041	(37,267)
Effects of foreign exchange changes on cash and cash equivalents	(5,745)	12	(462)
Change in cash and cash equivalents	13,037	72,155	(48,700)
Cash and cash equivalents, beginning of period	72,155	—	109,211
Cash and cash equivalents, end of period	$85,192	$72,155	$60,511

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(in thousands, except per share data)

(unaudited)

			Successor
			Twelve	Successor	Predecessor
			Months	September 23,	January 1,
	Successor		Ended	2013 -	2013 -
	Three Months Ended December 31,		December 31,	December 31,	September 22
	2014	2013	2014	2013	2013

Net loss	$(22,820)	$(9,380)	$(35,742)	$(39,943)	$(48,390)
Depreciation and amortization	23,424	21,960	96,564	25,333	25,144
Interest expense, net	18,329	21,812	81,939	23,703	32,719
Benefit from income taxes	(1,535)	(13,389)	(8,154)	(17,186)	(22,079)
EBITDA	17,398	21,003	134,607	(8,093)	(12,606)
Management fees (a)	11,900	560	13,476	560	1,467
Stock-based compensation expense (b)	738	132	3,467	132	24,609
(Gain) loss on disposal of fixed assets, net (c)	(4)	—	5	—	225
Loss on modification or extinguishment of debt (d)	23,652	1,586	25,036	7,211	21,678
Foreign currency (gains) losses, net (e)	(8,979)	4,662	(10,538)	4,117	3,641
Other (income) expense, net (f)	2,024	(1,232)	2,254	(1,180)	530
Equity in losses of unconsolidated joint ventures	1,036	621	2,044	621	603
Transaction and acquisition related costs (g)	986	4,762	7,253	32,049	51,409
Relocation costs (h)	—	—	—	—	(18)
Severance and restructuring charges (i)	895	2,353	2,900	2,353	235
Non-cash rent adjustment (j)	989	500	2,268	500	—
Other one-time charges (k)	2	320	76	320	212
Adjusted EBITDA	$50,637	$35,267	$182,848	$38,590	$91,985

Net loss	$(22,820)	$(9,380)	$(35,742)	$(39,943)	$(48,390)
Amortization of intangible assets	18,006	16,473	74,352	19,174	13,250
Amortization of deferred financing costs	1,359	1,488	5,737	1,608	1,916
Management fees (a)	11,900	560	13,476	560	1,467
Stock-based compensation expense (b)	738	132	3,467	132	24,609
(Gain) loss on disposal of fixed assets, net (c)	(4)	—	5	—	225
Loss on modification or extinguishment of debt (d)	23,652	1,586	25,036	7,211	21,678
Foreign currency (gains) losses, net (e)	(8,979)	4,662	(10,538)	4,117	3,641
Other (income) expense, net (f)	2,024	(1,232)	2,254	(1,180)	530
Equity in losses of unconsolidated joint ventures	1,036	621	2,044	621	603
Transaction and acquisition related costs (g)	986	4,762	7,253	32,049	51,409
Relocation costs (h)	—	—	—	—	(18)
Severance and restructuring charges (i)	895	2,353	2,900	2,353	235
Non-cash rent adjustment (j)	989	500	2,268	500	—
Other one-time charges (k)	2	320	76	320	212
Total adjustments	52,604	32,225	128,330	67,465	119,757
Tax effect of total adjustments (l)	(11,140)	(12,484)	(36,862)	(26,403)	(47,066)
Adjusted net income	$18,644	$10,361	$55,726	$1,119	$24,301
Diluted weighted average common shares outstanding	53,008	39,337	44,121	40,730	41,547
Adjusted net income per diluted share	$0.35	$0.26	$1.26	$0.03	$0.58

PRA HEALTH SCIENCES, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES, CONTINUED

(in thousands, except per share data)

(unaudited)

	Three			Three	Twelve			Twelve
	Months			Months	Months			Months
	Ended			Ended	Ended			Ended
	December 31,			December 31,	December 31,			December 31,
	2014			2014	2014			2014
	As Reported	Adjustments		As Adjusted	As Reported	Adjustments		As Adjusted

Revenue:
Service revenue	$323,759	$—		$323,759	$1,266,596	$—		$1,266,596
Reimbursement revenue	46,204	—		46,204	192,990	—		192,990
Total revenue	369,963			369,963	1,459,586			1,459,586
Operating expenses:
Direct costs	214,943	(315)	(b)	214,628	859,218	(752)	(b)	858,466
Reimbursable out-of-pocket costs	46,204	—		46,204	192,990	—		192,990
Selling, general and administrative	73,689	(15,195)	(a)(b)(g)(h)(i)(j)(k)	58,494	253,970	(28,688)	(a)(b)(g)(h)(i)(j)(k)	225,282
Transaction-related costs	—	—		—	—	—		—
Depreciation and amortization	23,424	(18,006)		5,418	96,564	(74,352)		22,212
(Gain) loss on disposal of fixed assets, net	(4)	4	(c)	—	5	(5)	(c)	—
Income from operations	11,707	33,512		45,219	56,839	103,797		160,636
Interest expense, net	(18,329)	1,359		(16,970)	(81,939)	5,737		(76,202)
Loss on modification or extinguishment of debt	(23,652)	23,652	(d)	—	(25,036)	25,036	(d)	—
Foreign currency gains (losses), net	8,979	(8,979)	(e)	—	10,538	(10,538)	(e)	—
Other (expense) income, net	(2,024)	2,024	(f)	—	(2,254)	2,254	(f)	—
(Loss) income before income taxes and equity in losses of unconsolidated joint ventures	(23,319)	51,568		28,249	(41,852)	126,286		84,434
(Benefit from) provision for income taxes	(1,535)	11,140	(l)	9,605	(8,154)	36,862	(l)	28,708
(Loss) income before equity in losses of unconsolidated joint ventures	(21,784)	40,428		18,644	(33,698)	89,424		55,726
Equity in losses of unconsolidated joint ventures, net of tax	(1,036)	1,036		—	(2,044)	2,044		—
Net (loss) income	$(22,820)	$41,464		$18,644	$(35,742)	$91,468		$55,726
Net (loss) income per share attributable to common shareholders:
Diluted	$(0.45)			$0.35	$(0.83)			$1.26
Weighted average common shares outstanding:
Diluted	50,684			53,008	42,897			44,121

(a)         We have historically paid management fees to affiliates of our investors. These fees terminated upon completion of the IPO.

(b)         Stock-based compensation expense represents the amount of non-cash expense related to the company’s equity compensation programs.

(c)          Loss on disposal of fixed assets represents the costs incurred in connection with the sale or disposition of fixed assets, primarily IT equipment and furniture and fixtures. We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from investing decisions rather than from decisions made related to our ongoing operations.

(d)         Loss on modification or extinguishment of long-term debt relates to costs incurred in connection with changes to our long-term debt.  We exclude these losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations.

(e)          Foreign currency loss (gain), net primarily relates to gains or losses that arise in connection with the revaluation of short-term inter-company balances between our domestic and international subsidiaries. In addition, this amount includes gains or losses from foreign currency transactions, such as those resulting from the settlement of third-party accounts receivable and payables denominated in a currency other than the local currency of the entity making the payment. We exclude these gains and losses from Adjusted EBITDA and Adjusted Net Income because they result from financing decisions rather than from decisions made related to our ongoing operations and because fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(f)          Other (expense) income, net represents income and expense that are non-operating and whose fluctuations from period-to-period do not necessarily correspond to changes in our operating results.

(g)        Transaction and acquisition related costs primarily relate to costs incurred in connection with due diligence performed in connection with contemplated acquisitions; the closing of the acquisition of PRA by KKR (“KKR Transaction”), the PRA acquisition of RPS Parent Holding Corp. (“RPS”), the PRA acquisition of CRI Holding Company, LLC (CRI LifeTree) and the PRA acquisition of ClinStar, LLC (“ClinStar”); and the integration of ClinStar, RPS and CRI LifeTree acquisitions. The integration costs primarily consist of professional fees, rebranding costs, the elimination of redundant facilities and any other costs incurred directly related to the integration of these acquisitions.

(h)        Relocation costs represent charges incurred in connection with the relocation of certain of its employees, including those employees relocated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(i)            Severance and restructuring charges represent amounts incurred in connection with the elimination of redundant positions within the organization, including positions eliminated in connection with the KKR Transaction and the acquisitions of ClinStar, RPS and CRI Lifetree.

(j)           We have escalating leases that require the amortization of rent expense on a straight-line basis over the life of the lease. The non-cash rent adjustment represents the difference between rent expense recorded in the consolidated statement of operations and the amount of cash actually paid.

(k)         Represents charges incurred that are not considered part of our core operating results.

(l)            Represents the tax effect of the total adjustments at our estimated effective tax rate.